As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 333-201757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Atlantica Seafoods Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

2092

(Primary Standard Industrial Classification Code Number)

46-5572261

(IRS Employer Identification No.)

126 S. Spokane Street, Seattle, WA 98134

(Address and telephone number of registrant’s principal executive offices)

Allan Bradley, Chief Executive Officer

Atlantica Seafoods Company, Inc, 126 S. Spokane Street, Seattle, WA 98134

Telephone: 206-790-1205

(Name, address and telephone number of agent for service)

Copies of all communications to:

Bart and Associates LLC

Kenneth Bart, Esq.

8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111

Telephone 720-226-7511

Fax 303-745-1880

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (1)
Common Stock, par value $0.0001 to be sold by the Company	15,000,000	$.25	$3,750,000.00	$435.75

Total	15,000,000	$.25	$3,750,000.00	$435.75

(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.0001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.25 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is  May 21, 2015

Prospectus

ATLANTICA SEAFOODS COMPANY, INC.

15,000,000 Shares of Common Stock

$0.25 per share

No Minimum

This is the initial offering of Common Stock of Atlantica Seafoods Company, Inc. (the “Company”) and no public market exists for the securities being offered. Atlantica Seafoods Company, Inc. is offering for sale a total of 15,000,000 shares of its Common Stock, par value $0.0001, on a “self-underwritten”, best efforts basis meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. All 15,000,000 shares are being registered for sale by the Company. The aggregate offering price for the shares to be sold by the Company is $3,750,000, and the net proceeds from the shares to be sold by the Company is $0.25 per share, or $3,750,000 in aggregate. The offering is being conducted on a self-underwritten basis, which means its officers and directors will attempt to sell the shares being offered by the Company. They will not receive any commissions or proceeds from the offering for selling the shares on its behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.25 for the duration of the offering. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock. While the Company plans to have its shares quoted on the OTCBB there is no assurance that its shares will be approved for quotation on the OTCBB or on any other quotation service or exchange.

The shares being offered for sale by the Company will be offered at a fixed price of $0.25 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan. See “Use of Proceeds” and “Plan of Distribution”.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Atlantica Seafoods Company, Inc. is an operating company that is currently generating revenue. However, the company has had recurring losses from operations and our auditors have raised questions about our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

Due to the fact that this offering is a best efforts offering, we may not receive any proceeds from this offering.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

ATLANTICA SEAFOODS COMPANY, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” the “Company”, “Atlantica Seafoods Company” and “Atlantica” refer to Atlantica Seafoods Company, Inc.

General Information about Our Company

Atlantica Seafoods Company, Inc. was formed under the laws of the State of Delaware on April 29, 2014 to act as a seafood sales and marketing company. The Company amended its articles of incorporation on July 30, 2014, which was filed with the state of Delaware on November 14, 2014, in order to change its capital structure and authorize 250,000,000 common shares with a par value of $0.0001 per share. The Company is a seafood sales and marketing company based out of Seattle, Washington, and currently distributes its products to customers in the state of Michigan.

On May 27, 2014, the Company purchased Silver Stream Seafood pursuant to a share exchange, whereby Atlantica received 100% of the equity of Silver Stream Seafood in exchange for 4 million shares of Atlantica, which were issued to the owner of Silver Stream Seafood. Silver Stream Seafood is a Michigan based seafood sales and marketing company specializing in the sale of salmon, sole, trout and bass. Silver Stream Seafood, LLC was originally formed on August 9, 2011.

The Company sells four main species of fresh and frozen fish, which consist of Salmon, Sole, Trout and Bass.

The Company sources its products from all over the world, but primarily from the United States and Canada. The Company’s goal is to source from sustainable suppliers that follow sustainability practices monitored by the Marine Stewardship Council.

The Company’s current business plans include continuing to develop, market and sell its four main products, as well as expanding its product types, packaging and distribution to additional geographic regions in the United States. The Company derives revenue by way of the sale of its products to consumers, through the use of third party distributors. Our distributors pick up our products from our suppliers and transfer them by truck to the retail locations in which they are sold.

The Company is currently working with two different distributors that distribute our products in the state of Michigan. The names of our current distributors are Superior Foods Company and Landlock Seafood. The Company currently has pending distributor relationships in Washington, New Jersey and Massachusetts. Currently, the company does not have formal contracts with its suppliers or distributors. The Company has oral agreements with its suppliers to provide the raw seafood products, and there are oral agreements with our distributors to distribute our products.

The Company intends to continue expanding its product line and provide new fresh and frozen fish products to its customers. In addition, the Company intends to expand its current geographic customer base and begin distributing its products nationwide through organic growth and acquisitions in seafood distribution and production. Currently, the Company does not have any pending acquisitions of seafood distribution or production companies. In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

The administrative office of the Company is located at 126 S. Spokane Street, Seattle, WA 98134. The Company plans to use this office space until it requires larger space. The company fiscal year end is June 30. The Company has not been subject to any bankruptcy, receivership or similar proceeding.

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The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	15,000,000 shares of common stock, par value $.0001, on a best-efforts basis

Offering Price per Share:	$0.25

Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.

Net Proceeds to Our Company:	$3,750,000, if all the shares are sold

Use of Proceeds:	The Company intends to use the proceeds received from the sale of its common stock to use as working capital, fund business operations and assist in asset purchases or acquisitions.
Number of Shares Outstanding Before the Offering:	80,210,000

Number of Shares Outstanding After the Offering:	95,210,000, if all the shares are sold

The Company officers, directors and control persons do not intend to purchase any shares in this offering.

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

As of December 31, 2014
Balance Sheet
Total Assets	$442,361
Total Liabilities	$1,501
Stockholder’s Equity	$440,860

Six Month Period ended December 31, 2014
Statement of Operations
Revenue	$30,872
Cost of Sales	$0
Total Operating Expenses	$75,469
Net Loss	$(44,597)

As of June 30, 2014
Balance Sheet
Total Assets	$464,854
Total Liabilities	$1,151
Stockholder’s Equity (Deficit)	$463,703

Period From Inception (April 29, 2014) through June 30, 2014
Statement of Operations
Revenue	$4,641
Cost of Sales	$0
Total Operating Expenses	$11,996
Net Loss	$(7,355)

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein. Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on June 30.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $44,597 for the six month period ended December 31, 2014 and a net loss of $7,355 for the period from Inception (April 29, 2014) through June 30, 2014. Because we are yet to attain profitable operations, in their report on our financial statements for the year ended June 30, 2014, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern. We will continue to experience net operating losses in the foreseeable future. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loan from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful. Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

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The Company cannot guarantee that it will continue to generate revenues which could result in a total loss of your investment if it is unsuccessful in its business plans.

While the Company has generated revenues during its history, which are reported in the financial statements included in this Prospectus, there can be no assurance that it will continue to generate revenues or that revenues will be sufficient to maintain its business. As a result, one could lose all of one’s investment if the Company is not successful in its proposed business plans.

Our Officers and Directors have limited public company experience, which could result in their inability to properly manage Company affairs. The Company’s needs could exceed the amount of time or level of experience they may have. The Company will be dependent on key executives, and the loss of the services of the current officers and directors could severely impact the Company business operations. This could result in the loss of one’s entire investment.

The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense. Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company will fall upon the two officers and directors. Further, they have no experience in complying with the various rules and regulations which are required of a public company, and as a result, they may not be able to operate successfully as a public company, even if the Company’s operations are successful. As of the date of this Prospectus, there are no potential conflicts of interest related to the Company’s officers or directors, and the Company does not believe there will be any future conflicts of interest related to its officers and directors, However, while each of the Company’s officers and directors will use their best judgments to resolve all potential future conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided. In the event they are unable to fulfill any aspect of their duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

The management of future growth will require, among other things, continued development of the Company’s financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management, research and marketing personnel. The loss of key executives or the failure to hire qualified replacement personnel would compromise the Company’s ability to generate revenues or otherwise have a material adverse effect on the Company. There can be no assurance that the Company will be able to successfully attract and retain skilled and experienced personnel.

Since the Company has shown a net loss since inception, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business. Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Growth and development of operations will depend on the acceptance of the Company’s proposed business. If the Company’s products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company’s seafood products for its customers is critically important to its success. The Company cannot be certain that the services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for products which it intends to sell depends on many factors, including:

•	the number of customers the Company is able to attract and retain over time.

•	the economy, and in periods of rapidly declining economic conditions, customers may defer products such as ours in order to pay secured debts or debts that must be paid in order to remain solvent.

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•	the competitive environment in the fresh and frozen fish market may force it to reduce prices below its desired pricing level or increase promotional spending.

•	the ability to anticipate changes in consumer preferences and to meet customers’ needs in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

•	the ability to establish, maintain and eventually grow market share in a competitive environment.

•	delivery of its information globally, geopolitical changes, changes in food and marine life regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

Limited management resources; the Company will be dependent on key executives; the loss of the services of the current officers and directors could severely impact the Company business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any Shares one purchases in this Offering.

The Company is relying on a small number of key individuals to implement its business and operations and, in particular, the professional expertise and services of Mr. Allan Bradley, its Director and Chief Executive Officer, Mr. Trond Ringstad, its Director and Chief Operating Officer, Mr. Franco Guido, its Chief Financial Officer, and Mr. Bill Bonzheim, its Vice President of Sales and Marketing. Accordingly, the Company may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy. In addition, the Company’s future success depends in large part on the continued service of Mr. Allan Bradley, Mr. Trond Ringstadm Mr. Franco Guido and Mr. Bill Bonzheim. The Company has not entered into any employment agreements with these individuals. If either of these persons choose not to serve as officers or if they are unable to perform their duties, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any Shares you purchase in this Offering as well as the complete loss of your investment.

The Company’s industry requires attracting and retaining talented employees, and the inability to retain such talented employees could result in the loss of your investment.

Success in the food and specially fresh and frozen fish industry does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals. If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

Speculative nature of our business could result in unpredictable results and a loss of your investment.

The fresh and frozen fish industry is extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance and retailers’ prominently shelving and selling our products. We may experience substantial cost overruns in obtaining and marketing our products, and may not have sufficient capital to successfully develop a competitive market share. We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the fresh and frozen fish industry, or which are unforeseen, including but not limited to trademark infringement, product liability, and employment liability.

Competition that the Company faces is varied and strong.

The Company’s products and industry as a whole are subject to extreme competition. There is no guarantee that we can sustain our market position or expand our business. We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers. Such competitor entities include: (1) a variety of large nationwide seafood corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades; (2) local seafood companies and distributors that have the same or a similar business plan as we do and may be looking to expand nationwide; and (3) a variety of other local and national seafood companies with which we either currently or may, in the future, compete.

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Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more products and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Additionally, our third party providers themselves are subject to the intensely competitive market. We rely on such providers for underlying services and products that enable and/or facilitate the sale of our products. Competition or shortages of the fish that we sell due to overfishing or changes in fishing regulations may affect our suppliers’ ability to innovate and to continue existing product offerings, which could result in the loss of your entire investment.

Dependence on general economic conditions.

The success of the Company depends, to a large extent, on certain economic factors that are beyond its control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond the Company’s control may have an adverse effect on the Company’s ability to sell its products and to collect sums due and owing to it.

Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to organically develop new brands or acquire companies or assets of existing brands that appeal to consumers. Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our products that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty, where consumers may decide to purchase food items that are cheaper to purchase than seafood. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows. If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to the food industry and seafood providers specifically, and the state of the financial industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•	The competitive environment in the seafood industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;
•	Its ability to anticipate changes in consumer preferences and to meet customers’ needs for our products in a timely cost effective manner; and
•	Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues. If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no copyright protection, unauthorized persons may attempt to copy aspects of its business, including its product design, functionality or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company’s proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations. As a result, an investor could lose his or her entire investment.

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Failure of third-party distributors upon which we rely could adversely affect our business and result in the loss of your investment.

Like most sales and marketing companies, and specifically seafood sales and marketing companies, the Company relies heavily on third party suppliers and distributors for the sale of their products to retailers. The loss of a significant supplier or distributor could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company’s suppliers and distributors often produce, provide and distribute seafood products for other seafood companies, as well as national brands, and may be influenced by their continued relationships with other, larger, seafood companies. The Company’s independent distributors may be influenced by a large seafood company if they rely on such company for a significant portion of their sales. While we believe that the relationships between the Company and its suppliers and distributors are generally good, many of these relationships are relatively new and untested and there can be no assurance that the Company’s suppliers and distributors will continue to effectively market and distribute the Company’s products. The loss of any supplier or distributor or the inability to replace a poorly performing supplier or distributor in a timely fashion could have a material adverse effect on the business, financial condition and results of operations of the Company. Furthermore, no assurance can be given that the Company will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

Limited Market; geographic concentration.

The Company primarily sells its products through two different distributors across the state of Michigan, and has pending distributor relationships in Washington, New Jersey and Massachusetts. No agreements have been signed related to the pending distributor relationships. There is no assurance that the Company’s brands will be as widely accepted, or that consumers in new geographic markets will be receptive to the Company’s products. Management believes that Michigan is likely to continue to be the largest market for its products, and that regional identification may assist the Company’s competitors in other regions. Penetration of other regional markets is an important element of the Company’s expansion plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on the Company’s business, financial condition, and results of operations.

The Company depends on a limited number of suppliers; cost and availability of raw materials.

The Company relies upon a limited number of suppliers for the products sold to our customers, which include, but are not limited to, providers of fillets, portions of fish and whole fish. The Company’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements. The price and availability of these materials are subject to market conditions. Increases in the price of our products due to the increase in the cost we are charged by our suppliers could have a negative effect on our business.

The Company secures product in a “just in time” basis, meaning with a small turnaround time from when the products are ready for pickup by the distributors, to the time the products are delivered by the distributors, in order to maintain the freshest product available to our customers. If the Company was unable to obtain sufficient quantities, delays or reductions in product shipments could occur which would have a material adverse effect on the business, financial condition and results of operations of the Company.

The cost of seafood is volatile and unpredictable. As with most commodity products, the supply and price of raw materials used to produce the finished goods can be affected by a number of factors beyond the Company’s control, such as frosts, other weather conditions, economic factors, fishing decisions, and various fish diseases. If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on the business, financial condition and results of operations of the Company. In addition, the results of operations of the Company are dependent upon its ability to accurately forecast its requirements of raw materials. Any failure by the Company to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect results of operations of the Company.

While the Company believes that its relations with its suppliers are good, there can be no assurance that these suppliers will be able or willing to supply the Company with products at the current pricing levels, or at all, or that it will be successful in engaging alternative suppliers on commercially reasonable terms which meet the quality or pricing levels currently experienced by the Company. As a result, should the Company’s costs increase, this could lead to a downturn in sales affecting our business, financial condition, and results of operations and cash flows may be materially adversely impacted, which could result in the loss of your entire investment.

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Seasonality; fluctuations of quarterly results of operations; dependence on sales in key peak demand periods.

The Company’s business is subject to substantial seasonal fluctuations. Historically, a significant portion of the Company’s net sales and net earnings have been realized during the period from November through April, and levels of net sales and net earnings have generally been significantly lower during the period from May through October. The Company believes that this is the general pattern associated with other seafood companies with which it competes. Accordingly, the Company’s operating results may vary significantly from quarter to quarter. The Company reported an operating loss for the six month period ended December 31, 2014. The Company’s operating results for any particular quarter are not necessarily indicative of any other results. If for any reason the Company’s sales were to be substantially below seasonal norms, the Company’s annual revenues and earnings could be materially and adversely affected.

Product Concentration; dependence on new product introductions.

We are currently dependent on four main products, salmon, sole, trout and bass, to generate revenues. While we anticipate expanding our product offerings, we expect that these products will continue to account for a large portion of our revenues for the foreseeable future. Therefore, the Company’s future operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of these products. There can be no assurance that the Company’s seafood products will continue to achieve market acceptance. A decline in the demand for any of the Company’s fish products as a result of competition, changes in consumer tastes and preferences, government regulation or other factors would have a material adverse effect on the Company’s business, operating results and financial condition. In addition, there can be no assurance that the Company will be successful in importing, developing, managing, introducing and marketing additional new fish products that will sustain sales growth in the future.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary raw seafood products and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned. Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results. As we supply more customers, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable raw product. Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

•	there is no guarantee that we will enter into definitive agreements with distributors and on acceptable terms;

•	hiring and training qualified personnel in local markets;

•	managing marketing and development costs at affordable levels;

•	cost and availability of labor;

•	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and

•	securing required governmental approvals in a timely manner when necessary.

We lack sales, marketing and distribution capabilities and depend on third parties to market our products.

We have minimal personnel dedicated solely to sales and marketing of our products and therefore we must rely primarily upon third party distributors to market and sell our products. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our products that we require. We also rely upon third party carriers to distribute and deliver our products. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

Fishing and the importing of seafood is regulated by federal law; taxation.

Fishing and the importing of seafood is highly regulated by federal law, which includes regulations related to fishing quotas, as well as quality and standards placed on fish products entering the United States. The Company’s operations may be subject to more restrictive regulations than are those of non-seafood related businesses These regulations have the effect of preventing competitors with greater financial resources from excluding smaller seafood companies from retailers. Any repeal or substantial modification of these regulations or the enactment of any new legislation or regulations, could have a material adverse effect on the business, financial condition and results of operations of the Company.

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Our operations, or those of our suppliers, may be subject to increased taxation as compared with those of non-seafood related businesses. In such event, we have to raise prices on our products in order to maintain profit margins. The effect of such an increase could negatively impact our sales or profitability.

We face various operating hazards, which if not addressed correctly, could result in the reduction of our operations and the loss of your investment.

The Company’s operations are subject to certain hazards and liability risks faced by all seafood companies, such as potential contamination of products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. While the Company has never experienced a contamination problem in its products, the occurrence of such a problem could result in a costly product recall and serious damage to the reputation of the Company for product quality, as well as potential lawsuits. Although the Company maintains insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that the Company’s insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our products. We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms. Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, could adversely affect our results of operations, business and financial condition.

Retail and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from consumption of products. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result. Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

We do not have any formal written agreements with our distributors or suppliers, which could result in the unexpected loss of the distributors and suppliers.

We do not currently have any written agreements with our distributors or suppliers. Due to the lack of written agreements, our distributors or suppliers may unexpectedly cease providing services to us, which could damage our ability to create and distribute our products. If we are unable to distribute our products, it could result in an inability to generate revenue, and could result in a complete loss of your investment.

RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same. A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the company shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

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The Company is selling this offering without an underwriter and may be unable to sell any shares. Unless it is successful in selling a number of the shares, it may have to seek alternative financing to implement its business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, it is not going to engage the services of an underwriter to sell the shares being offered by the Company; it is intended to sell them through its officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB), however, there is no guarantee that a trading market will ever develop. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between Atlantica Seafoods Company, Inc. or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities. If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares. If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.25 you pay for them. Upon completion of the offering, the pro forma net tangible book value of your shares will be $.04 per share, $0.21 less than what you paid for them.

There is no guarantee all of the funds raised by the sale of shares being offered by the Company will be used as outlined in this prospectus, which could result in the Company receiving no funds or an amount of funds that will be insufficient to continue in revenue-generating operations. If the Company cannot operate in a way that results in the generation of revenue, it may have to abandon its business plans, which could result in the loss of your investment.

The Company has committed to use the proceeds to the Company that are raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond its control, such as increases in third party supplier or distributor costs, increases in the costs of the approval process for our future products, increases in products that we are required to purchase in order to sell our products as well as increases in United States and international regulatory fees for public companies, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The only feasible alternatives to these increases would be for the Company to find less expensive suppliers and distributors, and there is no guarantee that less expensive alternatives would exist. The failure of the Company management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on its financial condition and could cause the price of its common stock to decline. Further, because there is no minimum offering amount as part of this offering, we may not receive any funds, or the funds we receive may be insufficient to continue as a Company. If the funds we receive are insufficient to operate in a way that would result in revenue generation, we could go out of business and you could lose your entire investment.

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The Company officers and directors will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering. If you are not able to resell any shares that you purchase in this offering, it may result in the loss of your investment.

Following completion of this Offering, the existing members of the Board of Directors and management of the Company will own 75.8% of the Common Stock outstanding. Allan Bradley, our Chief Executive Officer and Director, owns 33,500,000 common shares, which is equal to 41.8% of the voting power of the common stock before the offering, and 35.2% of the voting power of the common stock upon completion of the sale of all shares in the offering. Trond Ringstad, our Chief Operating Officer and Director, owns 33,500,000 common shares, which is equal to 41.8% of the voting power of the common stock before the offering and 35.2% of the voting power of the common stock upon completion of the sale of all shares in the offering. Franco Guido, our Chief Financial Officer, owns 1,150,000 common shares, which is equal to 1.4% of the voting power of the common stock before the offering, and 1.2% of the voting power of the common stock upon completion of the sale of all shares in the offering. Bill Bonzheim, our Vice President of Sales and Marketing, owns 4,000,000 common shares, which is equal to 5% of the voting power of the common stock before the offering, and 4.2% of the voting power of the common stock upon completion of the sale of all shares in the offering. In aggregate, the Company’s management and board of directors, consisting of Allan Bradley, Trond Ringstad, Franco Guido and Bill Bonzheim, will hold 90% of the voting power of the common stock prior to the offering, and 75.8% of the voting power of the common stock following the completion of the sale of all shares in the offering. Accordingly, our executive officers and directors will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the exchange act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to section 16 of the exchange act. in addition, our reporting obligations under section 15(d) of the exchange act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of May 21, 2015, we have less than 40 shareholders of record). As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. The Company does not intend to cease providing periodic reports regardless if we have fewer than 300 shareholders of record after the first year of the effectiveness of this Registration Statement. Additionally, the Company plans to hold annual meetings for its shareholders. Due to the fact that the Company’s management holds sufficient voting power to effect all substantial transactions, shareholder approval will be received for all acts requiring shareholder approval by the votes of management only. The Company shall disclose all events requiring shareholder approval, but will not require approval from any shareholders other than its current management and board of directors to effect any such events or transactions. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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Although we expect to apply for quotation on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects
•	the Company’s business and growth strategies
•	the Company’s financing plans and forecasts
•	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future
•	the Company’s business model and strategy for realizing positive results when sales begin
•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
•	expenses
•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results
•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
•	the impact of new accounting pronouncements on its financial statements
•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months
•	the Company’s market risk exposure and efforts to minimize risk
•	development opportunities and its ability to successfully take advantage of such opportunities
•	regulations, including anticipated taxes, tax credits or tax refunds expected
•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements
•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

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•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required
•	the Company’s inability to effectively manage its growth
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company’s inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in our industry
•	the economic downturn and its effect on consumer spending
•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods
•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

This section relates to the primary offering by the Company of 15,000,000 common shares. If all the shares being offered by the Company are sold the proceeds from this offering will be $3,750,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to the Company:	$3,750,000

Product Research and Development, sourcing suppliers and Packaging Designs(1)	$500,000
Business Expansion and potential acquisitions	$2,600,000
Accounting, Auditing and Legal	$50,000
Working Capital	$600,000

(1) Product Research and Development relates to the development of new, ready to cook products. Ready to cook products are defined as those products that require minimal preparation, meaning that they can be cooked in the oven directly right out of the bag or box. The continued development of new products and packaging to facilitate the sale of these new products will allow the Company to take advantage of new and extended markets. Sourcing refers to finding additional suppliers for our fish products.

In addition to our seafood sales business, the Company plans to expand our business by acquiring assets or trademarks of brands that are currently available in the market, as well as by acquiring seafood companies as a whole. We also intend to expand through leasing and acquiring global seafood related assets in order to secure product source and various stages of the supply chain. At this time the Company does not have any agreements or pending agreements for any acquisitions. We will also increase our sales and marketing efforts of the new products developed and to increase brand penetration in the retail market place. Hiring additional sales force, developing an interactive web site and trade advertising are in the beginning stages, and the Company plans on completing these items subsequent to the effectiveness of this registration statement.

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In the event that the Company sells 25%, 50% or $75% of the shares being offered by the Company, it expects to disburse the net proceeds as follows:

	25%	50%	75%

Proceeds to the Company:	$937,500	$1,875,000	$2,812,500

Product Research and Development, sourcing raw materials and packaging designs	$125,000	$250,000	$375,000
Business Expansion and potential acquisitions	$650,000	$1,300,000	$1,950,000
Accounting, Auditing & Legal	$50,000	$50,000	$50,000
Working Capital	$112,500	$275,000	$437,500

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

DETERMINATION OF OFFERING PRICE

This section is specific to the primary offering of 15,000,000 common shares offered by the Company. The offering price of $0.25 per share has been determined arbitrarily by the Directors of the company. The price does not bear any relationship to the company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans. Accordingly, the offering price should not be considered an indication of the actual value of its securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

This section is specific to the primary offering of 15,000,000 common shares offered by the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2014, the net tangible book value of the Company shares was $13,702. As of the date of this prospectus, the pro forma net tangible book value of the Company shares is $13,702, or approximately $0.0002 per share, based upon 80,210,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of all the shares being offered by the Company and receipt of the total proceeds of $3,750,000, the pro forma net tangible book value of the 95,210,000 shares to be outstanding will be $3,763,702, or approximately $0.04 per share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (80,210,000 shares) will be increased by an average of $0.04 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.25 per Share) of $0.21 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $0.04 per share, reflecting an immediate reduction in the $0.25 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 84% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 16% of the total number of shares then outstanding, for which they will have made a cash investment of $3,750,000, or $0.25 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Seventy-Five Percent (75%) of the shares being offered by the Company and receipt of the total proceeds of $2,812,500, the pro forma net tangible book value of the 91,460,000 shares to be outstanding will be $2,826,202, or approximately $0.03 per Share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (80,210,000 shares) will be increased by an average of $0.03 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.25 per Share) of $0.22 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $0.03 per share, reflecting an immediate reduction in the $0.25 price per share they paid for their shares.

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After completion of the offering, the existing stockholders will own 88% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 12% of the total number of shares then outstanding, for which they will have made a cash investment of $2,812,500, or $0.25 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Fifty Percent (50%) of the shares being offered by the Company and receipt of the total proceeds of $1,875,000, the pro forma net tangible book value of the 87,710,000 shares to be outstanding will be $1,888,702, or approximately $0.02 per Share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (80,210,000 shares) will be increased by an average of $0.02 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.25 per Share) of $0.23 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $0.02 per share, reflecting an immediate reduction in the $0.25 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 91% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 9% of the total number of shares then outstanding, for which they will have made a cash investment of $1,875,000, or $0.25 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Twenty-Five Percent (25%) of the shares being offered by the Company and receipt of the total proceeds of $937,500, the pro forma net tangible book value of the 83,960,000 shares to be outstanding will be $951,202, or approximately $0.01 per Share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (80,210,000 shares) will be increased by an average of $0.01 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.25 per Share) of $0.24 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $0.01 per share, reflecting an immediate reduction in the $0.25 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 96% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 4% of the total number of shares then outstanding, for which they will have made a cash investment of $937,500, or $0.25 per Share.

The following tables illustrate the per share dilution to the new investors if 100%, 75%, 50% and 25% of the shares listed in this offering are sold and does not give any effect to the results of any operations subsequent to December 31, 2014:

	100%	75%	50%	25%

Public Offering Price per Share	$0.25	$0.25	$0.25	$0.25
Pro forma Net Tangible Book Value Prior to this Offering	$0.0002	$0.0002	$0.0002	$0.0002
Pro forma Net Tangible Book Value After this Offering	$0.04	$0.03	$0.02	$0.01
Increase in Pro forma Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.04	$0.03	$0.02	$0.01
Immediate Dilution per Share to New Investors	$0.21	$0.22	$0.23	$0.24

The following tables summarize the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering if 100%, 75%, 50% and 25% of the shares are sold:

If 100% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in This Offering	$0.25	15,000,000	16%	$3,750,000

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If 75% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in This Offering	$0.25	11,250,000	12%	$2,812,500

If 50% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors This Offering	$0.25	7,500,000	9%	$1,875,000

If 25% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors This Offering	$0.25	3,750,000	4%	$937,500

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits the Company officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. The officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances, all of whom may be accredited or non-accredited investors. If there is an interest from the above listed potential investors, the Company’s officers and directors will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The shares being offered by the Company will be sold at the fixed price of $.25 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

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This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Atlantica Seafoods Company, Inc.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, pursuant to an amendment to the Articles of Incorporation dated July 30, 2014, and accepted by the Delaware secretary of state on November 14, 2014. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of the date of this Prospectus, there are 80,210,000 shares of our Common issued and outstanding.

Preferred Stock

The Company does not have any authorized or issued preferred stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 15,000,000 shares are sold, the present stockholders will own 84% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 16% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2014, included in this prospectus have been audited by Hartley Moore Accountancy Corporation, a Certified Public Accounting Firm. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

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The Law Office of Bart and Associates, LLC, located at 8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

 Atlantica Seafoods Company, Inc. (“Atlantica”) was incorporated in the State of Delaware on April 29, 2014. The Company amended its articles of incorporation on June 30, 2014, which became effective with the state of Delaware on November 14, 2014, in order to authorize 250,000,000 common shares of Common Stock, par value $0.0001 per share. Atlantica is a seafood sales and marketing company based out of Seattle, Washington. The Company generates revenue through the sale of fresh and frozen fish to retail locations, for which the company receives a commission on a per pound basis. On May 27, 2014, the company acquired Silver Stream Seafood, a Michigan corporation engaged in the sale and marketing of seafood. Atlantica currently markets and sells four types of fish: salmon, sole, trout and bass, and plans to continue expanding to sell additional types of fish. Currently, the Company sells its products in the state of Michigan through its two distributors, Superior Foods Company and Landlock Seafood. The Company acquires the fish products from its current suppliers, The Great Fish Company and Taylor Fish. Upon the distribution of the fish products to the retail customers, the Company is paid a commission by the suppliers for each pound sold. The Company also has pending distributor relationships in three additional states and intends to continue to expand its customer territory. The distributor relationships referenced in the preceding sentence are defined as distributors with which the Company has had discussions with, related to the distribution of its products. The Company’s marketing activities are related to the marketing of its own products, and the Company does not provide marketing services to any additional companies. At the present time, the Company has not signed any agreements with the pending distributors, but is planning on continuing to pursue the relationships in order to increase the geographical distribution of its products. Atlantica is currently conducting operations and generating revenue. On April 29, 2014, Allan Bradley was appointed as Chief Executive Officer and Director of the Company, and Trond Ringstad was appointed as Chief Operating Officer and Director of the Company. On May 8, 2014, Franco Guido was appointed as Chief Financial Officer of the Company.

The Company has commenced full business operations and is generating revenues. Our distributors pick up our fish products from our suppliers, and deliver the products by truck. Once the seafood products are delivered to retail locations by our distributors and sold, the Company is paid a commission based on an amount per pound of fish sold. We do not have formal agreements with our distributors or suppliers. Based on an oral agreement, the suppliers pay our Company commissions based on each pound of fish sold. The suppliers pay the Company on a net seven basis for fresh fish and a net thirty basis for frozen fish, and the Company’s commission is earned upon the receipt of the fish products by the customers. The customers are retail locations where the distributors deliver the fish products. There are no requirements of how the relationship with the Company may be terminated in any of our oral agreements with our suppliers or distributors.

The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933. Based upon the above, the Company believes it is not within the scope of Rule 419.

The Company has not been subject to any bankruptcy, receivership or similar proceeding.

Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in its budget. Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum. We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. If our current working capital position is not enough to fund our operations, we may need to raise funds through the sale of our equity securities.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, its revenue and/or the sale and issuance of common shares.

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Principal services and their markets

Atlantica is a seafood sales and marketing company that currently sells four main species of fish and plans on continuing to expand to sell additional types of fish. The Company receives fish products from its suppliers, and then markets and sells them to retail locations. The products are then delivered to retail locations by distributors. The Company is then paid a commission on a per pound basis for the amount of fish sold.

Products

Currently, the Company sells for main products: Salmon, Sole, Trout and Bass. A description of each of our main products is listed below.

 Salmon.

Atlantic Salmon is sold fresh, and occasionally frozen. The product is sold in the format of fillets, portions and whole fish. Atlantic Salmon is sourced from Chile, Canada, United States and Norway. Pacific Salmon is generally sold frozen in portions, sourced from Alaska primarily.

 Sole

Sole is a pacific species sold frozen in fillets. Sole is sourced from the Bering Sea, and is processed and packaged in Asia.

 Trout

Trout is a freshwater species sold both fresh and frozen. Fresh trout is primarily sourced from Canada and the United States and is processed and shipped next day into restaurant and retail fresh fish distributors.

 Bass

Bass is a freshwater species that is sold primarily fresh in whole fish format. Bass is sourced from Lake Erie and is packaged and shipped same day to customers.

Quality and Ingredients

The Company only contracts with, and receives fish from, suppliers that are Hazard Analysis and Critical Control Points (“HACCP”) regulated by the Food and Drug Administration, in order to ensure quality at every point of production and packaging.

Distribution

The Company is currently working with two different distributors that distribute our products to the state of Michigan. The Company does not have formal agreements with its suppliers or distributors. However, it is understood by us and our suppliers and distributors that it is beneficial to all parties to continue the supplier and distributor relationships. We facilitate the distribution of the products to retail locations. Once we receive orders for the products, the distributors pick up the fish products from the suppliers, and deliver the products by truck. Once the seafood products are delivered to retail locations by our distributors and sold, the Company is paid a commission based on an amount per pound of fish sold.

The Company currently has pending distributor relationships in Washington, New Jersey and Massachusetts. The pending distributor relationships referenced in the preceding sentence are defined as distributors with which the Company has had discussions with, related to the distribution of its products. At the present time, the Company has not signed any agreements with the pending distributors, but is planning on continuing to pursue the relationships in order to increase the geographical distribution of its products.

Growth Strategy

The Company intends to continue expanding its product line in order to provide additional products to its customers. The increased product line shall include new types of species that we will source, as well as ready to cook products. In addition, the Company intends to expand its current geographic customer base and begin distributing its products nationwide. The planned expansion into new territories will be done through new distributors and through new retail grocery accounts. In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

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Growth Strategy – Acquisitions of Existing Brands

The Company has begun the process of determining additional brands that would be available to purchase. This would accelerate the penetration of new products into both grocery retail and foodservice distributors. Brands are being identified on the bases of both recognition and acceptance of the brand in the market place as well as the depth of the product line being offered under the brand. The Company currently has not signed any agreements to purchase additional brands.

Growth Strategy – Acquisition of Seafood Producers and Assets

The Company is planning to acquire through leasing or purchasing, processing facilities, fish farming operations, processing equipment and other operational assets. The Company plans to fund the cost of these potential acquisitions through its revenue generated through operations. Additionally, the Company plans to use a portion of the proceeds from this offering to fund the planned acquisitions.

With the acquisition of processing operations and farming operations, the Company believes that it can increase both its sales as well as its profitability. We plan to utilize the United States production facilities for additional value and further processing of both local and South American raw product. If we are able to acquire additional processing and farming operations, we plan to sell our products in Canada, U.S. and Europe.

Revenue Model and Distribution methods of the products or services

Our revenue model is based on selling the current products received from our suppliers and creating additional products. We generate revenue through the commissions received from our suppliers on a per pound basis for the sale of fresh and frozen fish products to retail locations. We acquire the products from our suppliers, and then sell them to the retail locations, using distributors to deliver the fish products to the retail locations. Currently, we generate a majority of our revenue through the sale of our four seafood products. We plan on expanding our product line to include additional seafood products. We also plan on acquiring new brands and acquiring or leasing processing facilities and operations. We do not currently have any agreements in place for acquisitions or leasing.

We are currently focusing our attention on the distribution of our products in Michigan, but expect to expand to Washington, New Jersey and Massachusetts, with a view to distribute nationwide in the near future.

Status of any publicly announced new product or service

None

Competition, competitive position in the industry and methods of competition

The seafood industry is highly competitive. The Company faces intense competition from very large, international corporations, as well as from local and national companies. Such competitor entities include: (1) American Seafoods Company (2) Trident Seafoods Corporation (3) Tri Marine International (4) a variety of other seafood companies with which the Company either currently or may in the future compete.

The intensity of competition in the future is expected to increase and no assurance can be provided that the Company can sustain its market position or expand its business.

Many of the Company’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than the Company has. However, we believe that with our management’s unique experience and seafood expertise, we will be able to increase sales and gain direct access to acquisition prospects. Although there are many seafood sales and marketing companies with which we currently compete, we have developed a loyal customer base that is growing, and we believe that our products will continue to attract attention and additional customers due to the variety of products that our Company provides.

Sources and availability of raw materials and the names of principal suppliers

The Company relies upon a limited number of suppliers for our products. The Company’s current suppliers of products are Taylor Fish and The Great Fish Company. The Company’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements. The price and availability of these materials are subject to market conditions. Increases in the price of our products due to the increase in the cost of raw materials, meaning the fish products that we sell, could have a negative effect on our business.

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Patents and Trademarks

The Company does not have any patents, trademarks, or registered intellectual property. Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement. If we do, in the future, obtain any intellectual property, litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Approval

The seafood sales and fishing industries are highly regulated at the federal levels, both in terms of fishing quotas, as well as import laws and standards on the quality of goods. Operation of the Company’s business requires various licenses, permits and approvals. The Company currently holds all applicable licenses and permits to operate its business, and will continue to hold all applicable permits and licenses to continue operating its business and selling its products. In addition, should the company acquire any assets or businesses, the Company will also ensure compliance with any additional licensing requirements that are required.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and Delaware Corporation Law. It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code and the Delaware State Tax Code. The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties. The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products. The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Research and Development Activities

Other than personal time spent researching our proposed products, the Company has spent no additional funds on the development of its products.

Employees and Employment Agreements

As of the date of this Prospectus, the Company has four full-time employees. The Company’s activities are managed by the Company’s Chief Executive Officer and Chief Operating Officer, Chief Financial Officer as well as the Company’s Vice President of Sales and Marketing. The Company has no employment agreements with its employees. The Company may terminate the employment at any time.

Organization

The Company is comprised of the parent company, Atlantica Seafoods Company, Inc., and its wholly owned subsidiary, Silver Stream, Seafood, LLC. All of our operations are conducted through the parent company and its subsidiary.

DESCRIPTION OF PROPERTY

The Company’s sales and marketing operations are currently being conducted out of the Company’s offices located at 3993 Prairie Street S.W., Grandville, MI 49418 and 126 S. Spokane Street, Seattle, WA 98134. The Company’s office space in Michigan and Seattle are being provided rent free by the Company’s management. The Company considers the current principal office space to be adequate and will reassess its needs based upon the future growth of the Company.

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LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock. Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

d.	contains a toll-free telephone number for inquiries on disciplinary actions;

e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.	the bid and offer quotations for the penny stock;

b.	the compensation of the broker-dealer and its salesperson in the transaction;

c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

d.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, the Company has 15 stockholders of record and there are 80,210,000 shares of the Company’s common stock outstanding.

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Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, it will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

Corporate Stock Transfer, Inc. of 3200 Cherry Creek Drive South, #430, Denver, CO 80209, Phone: (303) 282-4800, Fax: (303) 282-5800, has been appointed as the Company’s stock transfer agent.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SELECTED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. Our selected statements of operations data for the period from April 29, 2014 (inception) to June 30, 2014, and our selected balance sheet data as of June 30, 2014, have been derived from our audited financial statements included elsewhere in this prospectus. Our selected statements of operations data for the three and six month periods ended December 31, 2014 and our selected balance sheet data as of December 31, 2014, have been derived from our unaudited financial statements included elsewhere in this prospectus. The interim condensed unaudited financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results to be expected for any future periods. Our selected financial data should be read together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and their related notes, which are included elsewhere in this prospectus.

	For the Six Months Ended December 31, 2014	For the Three Months Ended December 31, 2014	From Inception (April 29, 2014) through June 30, 2014
	(unaudited)	(unaudited)

Commissions	$31,889	$16,790	$4,641

Operating expenses:
Amortization expense	33,285	16,643	5,547
General and administrative	51,201	38,066	6,449
Total operating expenses	84,486	54,709	11,996
Loss from operations	(52,597)	(37,919)	(7,355)

Loss before income taxes	(52,597)	(37,919)	(7,355)
Income taxes	—	—	—

Net loss	$(52,597)	$(37,919)	$(7,355)

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding Basic and diluted	80,138,152	80,166,304	78,339,508

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	December 31,	June 30,
	2014	2014
	(unaudited)
ASSETS
Current assets:
Cash	$283	$266
Accounts receivable	2,566	4,145
Total current assets	2,849	4,411

Intangible asset, net of accumulated amortization of $38,832 and $5,547, respectively	427,158	460,443
Deferred offering costs	12,354	—
Total assets	$442,361	$464,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$350	$—
Related party payables	1,151	1,151
Total current liabilities	1,501	1,151
Total liabilities	1,501	1,151

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value, 250,000,000 shares authorized; 80,210,000 and 80,110,000 shares issued and outstanding at December 31, 2014, and June 30, 2014, respectively	8,021	8,011
Additional paid-in-capital	492,791	463,047
Accumulated deficit	(59,952)	(7,355)
Total stockholders’ equity	440,860	463,703
Total liabilities and stockholders’ equity	$442,361	$464,854

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the “Risk Factors” section of this Information Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Atlantica Seafoods Company, Inc. (“Atlantica” or “Company”) was established on April 29, 2014 in the State of Delaware. On May 27, 2014, we purchased Silver Stream Seafood in an all share transaction for 4,000,000 shares of the Company’s common stock. Silver Stream is a Michigan based Seafood sales and marketing company specializing in the sale of fresh salmon, sole, trout and bass.

We are a Seafood Sales and Marketer based out of Seattle, Washington, and currently brokers distribution of seafood for third party distributors in the State of Michigan, through our wholly owned subsidiary. We generate revenue through brokering the sale of fresh and frozen fish to retail locations, for which we receive a commission on a per pound basis from the supplier upon distribution. The distribution of the fish products to the retail locations is coordinated between the supplier and the retail locations.

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Our current business plans include continuing to develop and broker the sale our four main products, as well as expanding our product type, adding packaging and distribution and expanding to additional geographic regions in the United States. We source product from around the world but mostly Canada and the United States. Our goal is to source from sustainable suppliers that follow sustainability practices monitored by the Marine Stewardship Council.

We have begun our planned principal operations, and accordingly, we have prepared our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

On July 30, 2014, the Board of Directors approved an increase in our authorized common stock to 250,000,000 shares, par value $0.0001.

Recent Developments

Financing Transactions

On November 9, 2014, we entered into an agreement with an unrelated third party, pursuant to which we will be provided with outsourced accounting solutions for 80,000 shares of restricted common stock, valued at $9,400 (based on the estimated fair market value of the services provided on the date of grant). The shares were fully earned and beneficially owned as of the date of this agreement.

On October 1, 2014, we entered into an agreement with an unrelated third party, pursuant to which we will be provided with outsourced legal services for the preparation of the Company’s S-1 Registration Statement for 20,000 shares of restricted common stock, valued at $2,354 (based on the estimated fair market value of the services on the date of grant) and $20,000 payable as follows: $10,000 upon the start of work on our S-1 Registration Statement and $10,000 upon effectiveness.

On April 30, 2014, the Company’s board of directors approved 76,110,000 restricted common shares to founder’s, valued at par value of $0.0001. In addition, the founders contributed $100 to the Company at start-up.

On May 27, 2014 (“Closing”), we completed the acquisition of Silver Stream Seafood LLC., a closely-held Michigan corporation (“Silver Stream”). Pursuant to the terms and conditions of the Stock Transfer and Purchase Agreement, we issued the sole selling shareholder of Silver Stream 4,000,000 shares of the Company’s common stock, valued at $470,958.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. To date, we have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Overview

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

•	Plan of Operations

•	Results of Operations

•	Liquidity and Capital Resources

•	Capital Expenditures

•	Going Concern

•	Critical Accounting Policies

•	Off-Balance Sheet Arrangements

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Plan of Operations

We have begun our planned principal operations. Commissions are expected to increase in fiscal year 2015 as we continue to develop and broker the sale of our four main products, as well as expand our product types, add packaging and distribution and expand to additional geographic regions in the United States. There can be no assurance that commissions will exceed commissions from historic periods.

We source product from around the world but mostly Canada and the United States. The Company’s goal is to source from sustainable suppliers that follow sustainability practices monitor by the Marine Stewardship Council.

We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. Our cash requirements may vary materially from those currently anticipated due to changes in our operations, including our marketing and distribution activities, product development, expansion of our personnel and the timing of our receipt of revenues. Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us, if at all.

At December 31, 2014 our cash balance was negligible.

How We Generate Revenue

We are a commission based business and recognize revenue on brokered product sales at the time when the product is received and accepted by the customer. We evaluate the criteria outlined in ASC Topic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Since we are not the primary obligor in the transaction, do not take possession of the product, amounts earned are determined based on an amount per pound of fish sold, and the sales price is determined by the customer based on market price, revenue is recorded on a net basis.

Third-party distributors pick up the fish products from the suppliers, and deliver the products by truck. Once the seafood products are delivered to retail locations by the third-party distributors and sold, the Company is paid a commission based on an amount per pound of fish sold. While the products are being transported and delivered to the customer and until the products are accepted by the customer, the suppliers bear the risk of loss. If product arrives to the customer and is not accepted, product is returned to the manufacturer/supplier and new product is shipped to the customer. If the product in transit is compromised, the shipment is insured by the producer for full value of the cargo and new product is shipped to the customer replacing the compromised shipment. The Company then recognizes the commission on the new replacement shipment. The Company does not have any formal agreements with the third-party distributors or suppliers. Based on an oral agreement, the suppliers pay the Company commissions based on each pound of fish sold. The suppliers pay the Company on a net seven basis for fresh fish and a net thirty basis for frozen fish, and the Company’s commission is earned upon the receipt and acceptance of the fish products by the customers. The customers are retail locations where the distributors deliver the fish products. There are no requirements of how the relationship with the Company may be terminated in any of our oral agreements with our suppliers or third-party distributors.

General and administrative expenses consisted of professional service fees, and utility expenses, meals, salary and benefit expenses, insurance costs, travel and entertainment expenses, and other general and administrative overhead costs. Expenses are recognized when incurred.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

Three Months Ended December 31, 2014

Commissions

For the three months ended December 31, 2014, commissions were $16,790, due to commissions paid when product is shipped.

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Cost of Sales

We are a commission based business and recognize no cost of sales.

Operating expenses

For the three months ended December 31, 2014, we had amortization expense of $16,643, and general and administrative expenses of $38,067 primarily due to professional fees of $9,400, salaries of $18,334, travel expenses of $9,630, and general and administration costs of $703.

Net loss before income taxes

Net loss before income taxes for the three months ended December 31, 2014 totaled $37,919 primarily due to professional fees, salaries, travel costs, and general and administration costs.

Assets and Liabilities

Assets were $442,361 as of December 31, 2014. Assets consisted primarily of cash of $283, accounts receivable of $2,566, intangible assets of $427,158, net of accumulated amortization, and deferred offering costs of $12,354. Liabilities were $1,501 as of September 30, 2014. Liabilities consisted of related party payables of $1,151 and accounts payable of $350.

Stockholders’ Equity

Stockholders’ equity was $440,860 as of December 31, 2014. Stockholder’s equity consisted primarily of shares issued to founders of $16,011, shares issued in acquisition of $463,047, shares issued for services of $21,744, offset primarily by the accumulated deficit at December 31, 2014 of $59,952.

Six Months Ended December 31, 2014

Commissions

For the six months ended December 31, 2014, commissions were $31,889, due to commissions paid when product is shipped.

Cost of Sales

We are a commission based business and recognize no cost of sales.

Operating expenses

For the six months ended December 31, 2014, we had amortization expense of $33,285, and general and administrative expenses of $51,201 primarily due to professional fees of $17,400, salaries of $22,408, travel expenses of $10,338, and general and administration costs of $1,055.

Net loss before income taxes

Net loss before income taxes for the three months ended December 31, 2014 totaled $52,597 primarily due to professional fees, salaries, travel costs, and general and administration costs.

From the Date of Inception (April 29, 2014) through June 30, 2014

Commissions

From date of inception (April 29, 2014) through June 30, 2014, commissions were $4,641, due to commissions paid when product is shipped.

Cost of Sales

We are a commission based business and recognize no cost of sales.

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Operating expenses

From date of inception through June 30, 2014, we had amortization expense of $5,547, and general and administrative expenses of $6,449 primarily due to salaries of $5,806, professional fees of $447, and general and administration costs of $196.

Net loss before income taxes

Net loss before income taxes from date of inception through June 30, 2014 totaled $7,355 primarily due to salaries, professional fees, and general and administration costs.

Liquidity and Capital Resources

General – Overall, we had an increase in cash flows of $283 from April 29, 2014 (date of inception) to December 31, 2014 resulting from cash provided by investing activities of $299, and financing activities of $100, offset partially by cash used in operating activities of $116.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	For the Six Months Ended December 31, 2014	Date of Inception through June 30, 2014

Net cash provided by (used in):
Operating activities	$17	$(133)
Investing activities	—	299
Financing acitivities	—	100

Net increase in cash and cash equivalents	$17	$266

Cash Flows from Operating Activities – From April 29, 2014 (date of inception) to December 31, 2014, net cash used operations were $116. Net cash used in operations was primarily due to a cumulative net loss from inception of $(59,952), offset primarily by amortization expense of $38,832, the estimated fair market value of stock issued for services of $9,400, fees paid by founders of $8,000, and the changes in operating assets and liabilities of $3,604, primarily due to the increases in related party payables of $1,151, accounts receivable of $2,103, and accounts payable of $350.

Cash Flows from Investing Activities – Net cash flows provided by financing activities from April 29, 2014 (date of inception) to December 31, 2014 was $299 due to the acquisition of investment in subsidiary.

Cash Flows from Financing Activities – Net cash flows provided by financing activities from April 29, 2014 (date of inception) to December 31, 2014 was $100 due to founders’ capital contribution.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks (see “Risk Factors”), and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

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Stock Transactions

On December 31, 2014, the founders contributed $8,000 to pay auditors fees.

On November 9, 2014, we entered into an agreement with an unrelated third party, pursuant to which we will be provided with outsourced accounting solutions for 80,000 shares of restricted common stock, valued at $9,400 (based on the estimated fair market value of the services provided on the date of grant). The shares were fully earned and beneficially owned as of the date of this agreement.

On October 1, 2014, we entered into an agreement with an unrelated third party, pursuant to which we will be provided with outsourced legal services for the preparation of the Company’s S-1 Registration Statement for 20,000 shares of restricted common stock, valued at $2,354 (based on the estimated fair market value of the services on the date of grant) and $20,000 payable as follows: $10,000 upon the start of work on our S-1 Registration Statement and $10,000 upon effectiveness.

On May 27, 2014 (“Closing”), we completed the acquisition of Silver Stream Seafood LLC., a closely-held Michigan corporation (“Silver Stream”). Pursuant to the terms and conditions of the Stock Transfer and Purchase Agreement, we issued the sole selling shareholder of Silver Stream 4,000,000 shares of the Company’s common stock, valued at $470,958.

On April 30, 2014, the Company’s board of directors approved 76,110,000 restricted common shares to founder’s at par value of $0.0001. In addition, the founders contributed $100 to the Company at start-up.

Capital Expenditures

Other Capital Expenditures

We expect to purchase approximately $30,000 of equipment in connection with the expansion of our business.

Fiscal year end

Our fiscal year end is June 30.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements. We had an accumulated deficit of approximately $60,000 and $7,000 at December 31, 2014 and June 30, 2014, respectively, had a net loss of approximately $53,000 and $7,000 for the six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014, respectively, and net cash provided by (used in) operating activities of $17 and $(133) for the six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014, respectively, with no significant revenue earned since inception, and a lack of operational history.

While we are attempting to expand operations and increase revenues, our cash position may not be significant enough to support our daily operations. We intend to raise additional funds by way of a public or private offering. We believe that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 3 - Summary of Significant Accounting Policies on page F-9.

The following are deemed to be the most significant accounting policies affecting us.

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Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable valuation, common stock valuation, and the recoverability of intangibles.

Revenue Recognition

We recognize revenues in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

We are a commission based business and recognize revenue on product sales at the time when the product is received and accepted by the customer. We evaluate the criteria outlined in ASC Topic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Since we are not the primary obligor in the transaction, do not take possession of the product, amounts earned are determined using a fixed percentage, and the sales price is determined by the customer based on market price, revenue is recorded on a net basis.

Third-party distributors pick up the fish products from the suppliers, and deliver the products by truck. Once the seafood products are delivered to retail locations by the third-party distributors and sold, the Company is paid a commission based on an amount per pound of fish sold. While the products are being transported and delivered to the customer and until the products are accepted by the customer, the suppliers bear the risk of loss. If product arrives to the customer and is not accepted, product is returned to the manufacturer/supplier and new product is shipped to the customer. If the product in transit is compromised, the shipment is insured by the producer for full value of the cargo and new product is shipped to the customer replacing the compromised shipment. The Company then recognizes the commission on the new replacement shipment. The Company does not have any formal agreements with the third-party distributors or suppliers. Based on an oral agreement, the suppliers pay the Company commissions based on each pound of fish sold. The suppliers pay the Company on a net seven basis for fresh fish and a net thirty basis for frozen fish, and the Company’s commission is earned upon the receipt and acceptance of the fish products by the customers. The customers are retail locations where the distributors deliver the fish products. There are no requirements of how the relationship with the Company may be terminated in any of our oral agreements with our suppliers or third-party distributors.

Accounts Receivable

We record trade receivables when revenue is recognized. When appropriate, we will record an allowance for doubtful accounts, which is primarily determined by review of specific trade receivables. Those accounts that are doubtful of collection are included in the allowance. These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts. Trade receivables are charged off when there is certainty as to their being uncollectible. Trade receivables are considered delinquent when payment has not been made within contract terms. At December 31, 2014 and June 30, 2014, we had no allowance for doubtful accounts.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the consolidated statements of operations.

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From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Stock Based Compensation

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. However, situations may arise in which counter performance may be required over a period of time but the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Acquisition

On May 27, 2014 (“Acquisition Date”), we completed the acquisition and obtained control of Silver Stream Seafood LLC., a closely-held Michigan corporation (“Silver Stream”) and accounted for the acquisition of a business in accordance with FASB ASC Topic 805, Business Combinations. Pursuant to the terms and conditions of the Stock Transfer and Purchase Agreement, we issued the sole selling shareholder of Silver Stream 4,000,000 shares of our common stock, valued at $1,000,000 based on the future selling price of our public offering of $0.25 per share. Additionally, if we fail to accomplish a public offering or private placement of the shares within 18 months from the date of Acquisition Date, the previous owner of Silver Stream shall thereafter have the option to reacquire Silver Stream from us, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer, upon 30 days’ written notice to us, for the sum of One United States Dollar (“Option to Reacquire”). On January 4, 2015, both parties amended the Stock Transfer and Purchase Agreement to memorialize that it was always the intent of both parties that Silver Stream is to be consolidated into us, that Silver Stream is to be our permanent, wholly-owned subsidiary, that the previous owner of Silver Stream received 4,000,000 of our common shares, and that Silver Stream has waived the Option to Reacquire the Silver Stream shares for the sum of One United States Dollar. In addition, the previous owner of Silver Stream was hired as our Vice President of Sales and Marketing.

Due to having no observable market inputs and a limited operating history at the date of the acquisition, we determined that the estimated fair value of the acquisition is based on Level 3 fair value measurements and utilized a discounted cash flow valuation model to value the acquisition at approximately $471,000. The transaction was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed and consideration transferred were recorded at their estimated fair value on the acquisition date. Assets acquired amounted to $470,958, including intangible assets of $465,990. Silver Stream had no liabilities to assume. The acquisition resulted in the addition of $470,958 to our equity.

Fair Value of Financial Instruments

We apply the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2014, the fair value of accounts receivable and related party payables approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

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Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2017, and for annual periods and interim periods thereafter. The Company does not expect that the adoption of this ASU to have a material effect on the Company’s financial position, operations, or cash flows.

In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

In May 2014, the FASB issued ASU 2014-09, which will update Codification topic: Revenue from Contracts with Customers. The principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016, including interim periods therein. Management is currently evaluating the impact ASU 2014-09 will have on our financial position, results of operations and cash flows.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

We have no future contractual obligations and commitments.

Off-Balance Sheet Arrangements

As of December 31, 2014, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•	liquidity or market risk support to such entity for such assets;

•	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

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Inflation

We do not believe that inflation has had a material effect on our results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Address	Age	Position(s)

Allan Bradley	48	Director,
126 S. Spokane Street		Chief Executive Officer
Seattle, WA 98134

Trond Ringstad	47	Director,
126 S. Spokane Street		Chief Operating Officer
Seattle, WA 98134

Franco Guido	46	Chief Financial Officer
126 S. Spokane Street Seattle, WA 98134

Bill Bonzheim	52	Vice President of Sales and
3993 Prairie Street S.W.		Marketing
Grandville, MI 49418

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the company’s only officers, directors, promoters and control persons. Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Officers and Directors

Allan Bradley – Chief Executive Officer

Mr. Bradley is the former Chief Executive Officer of Chef’s Depot LLC from August 2012 – October 2013., Mr. Bradley was responsible for developing and implementing the strategic direction of the overall company. Mr. Bradley developed a duplicable format for expansion and managed the entire process, laying the foundation for the first Restaurant Depot like concept in Canada. From October 2009 – July 2012 Mr. Bradley is also the former CEO of Ocean to Ocean Inc. responsible for the purchase and integration of the Chinese production operations and North American sales and marketing. Mr. Bradley is the former Vice President of Ocean to Ocean from Dec 2007 – Oct 2009, responsible for the management of the U.S. and LATAM operations and integration of production. Ocean to Ocean was formerly owned by Icelandic Seafood (NYSE: ICLD). Mr. Bradley is the former Vice President of Ocean Gourmet Foods, the U.S. division of a privately held Chinese company from Feb 2005 – Dec 2007, and was responsible for implementation of the overall business strategy, including the development of U.S. retail channels. Mr. Bradley was also involved with a high volume fillet and value added producer with revenues of $65M USD in 2007, and was responsible for the vertical integration of a raw material producer in Alaska, securing source and quality. This project developed 1,600 jobs in a rural region of Dalian China. Mr. Bradley was also responsible for Strategic Business Planning and Franchise Development with Loblaw Companies from July 1993 – January 1996 (TSX:L), the 6th largest grocery retailer in North America, with Revenues of $32.4 Billion in 2013. Mr. Bradley was a manager of Private Label Development for Fishery Products International (NYSE:FPIL) from January 1996 to December 2000, a Canadian/U.S. based Seafood Company with Revenue of $700M USD in 2000. Mr. Bradley graduated with a BA in Business Administration from York University and is a Graduate of Finance from Sandford College. Mr. Bradley was chosen to serve as an officer and director of the Company due to his extensive experience in both the seafood industry as well as in executive management positions. Mr. Bradley has no additional work experience during the previous five years.

36

Trond Ringstad – Chief Operating Officer

Mr. Ringstad is the former COO for Ocean to Ocean Inc. from November 2009 through November 2014. From February 2004 through June 2006, Mr. Ringstad was the founder and former President of Pacific Supreme Seafoods, Inc., a seafood importer and sales company with over $10M USD in Revenues. From May 2001 through February 2004, Mr. Ringstad served as Vice President of Marketing and Sales of the North America division of Royal Supreme Seafoods, a Norwegian-Chinese joint venture with two factories in China dedicated to processing shrimp and tilapia for export to North America. From November 1999 through November 2001, Mr. Ringstad also served as a Project Manager and Vice President of Marketing and Sales for Bering Pacific Seafood, an Alaska-based company involved in fishing and processing salmon and trout fish. Mr. Ringstead has a Bachelors Degree from the Norwegian School of Management and a BA Degree in Business Management from Washington State University. Mr. Ringstad was chosen to serve as an office and director of the Company due to his extensive experience in the seafood industry, as well as his experience in high level management positions. Mr. Ringstad has no additional work experience during the previous five years.

Mr. Franco Guido, CGA – Chief Financial Officer

Mr. Guido Obtained a Bachelor of Accounting from the Concordia University in Montreal and is a certified general accountant (C.G.A.) since 1997. Prior to joining Atlantica Seafoods, Mr. Guido held positions of Assistant Controller, Divisional Controller and Controller. Between 1993 and 2014, he held various accounting and finance positions with Superior Propane Inc. May 1993 – September 1996, PC Ontario Fund October 1996 – December 2000, The Body Shop Canada January 2000 – December 2005, AIM Health Group, December 2005 – June 2008, Grand and Toy December 2008 to December 2012, Highland Farms from August 2012 to June 2013 and High Voltage Utility Co from July 2013 to November 2014. Mr. Guido was chosen to serve as an officer of the Company due to his extensive financial and accounting experience. Mr. Guido does not have any additional work experience during the previous five years.

Bill Bonzheim – Vice President of Sales and Marketing

Mr. Bonzheim has over 27 years of seafood industry experience. Mr. Bonzheim used his innovative approach to retail seafood promotions, products, and merchandising with HEB where he was an executive from January 2001 through August 2005. Mr. Bonzheim was also employed by Roundy’s from September 2005 through August 2008, where he was Seafood Director. After Leaving Roundy’s Mr. Bonzheim founded Silver Stream Seafood LLC in 2008 and served on the Executive Committee with the National Fisheries Institute, where he represented the views and challenges of the retail industry in Washington D.C. Mr. Bonzheim is Vice President of Atlantica and responsible for the continued growth and product development throughout central United States. Mr. Bonzheim was chosen to serve as an officer of the Company due to his experience in the seafood industry. Mr. Bonzheim does not have any additional work history during the previous five years.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

37

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers during 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Allan Bradley, CEO & Director	2014	$0	—	—	—	—	—	—	$0

Trond Ringstad, COO & Director	2014	$0	—	—	—	—	—	—	$0

Franco Guido, CFO	2014	$0	—	—	—	—	—	—	$0

Bill Bonzheim, Vice President Sales and Marketing	2014	$0	—	—	—	—	—	—	$0

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning equity awards as of our fiscal year end, June 30, 2014, held by each of our named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Allan Bradley	—	—	—	—	—	—	—	—	—

Trond Ringstad	—	—	—	—	—	—	—	—	—

Franco Guido	—	—	—	—	—	—	—	—	—

Bill Bonzheim	—	—	—	—	—	—	—	—	—

38

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Allan Bradley	0	0	0	0	0	0	0

Trond Ringstad	0	0	0	0	0	0	0

Option Grants. No option grants have been exercised by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our directors in such capacity.

Employment Agreements

We do not have any employment agreements with our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

Name of Beneficial Owner	No. of Shares Before Offering	No. of Shares After Offering	Number of Securities Underlying Options That Are Unexercised	Percentage of Ownership Before Offering(1)(2)	After Offering(1)(2)(3)

Allan Bradley(4)	33,500,000	33,500,000	0	41.8%	35.2%

Trond Ringstad(5)	33,500,000	33,500,000	0	41.8%	35.2%

Franco Guido(6)	1,150,000	1,150,000	0	1.4%	1.2%

Bill Bonzheim(7)	4,000,000	4,000,000	0	5.0%	4.2%

All Officers and Directors as a Group (4 persons)	72,150,000	72,150,000	0	90%	75.8%

39

(1)	All ownership is beneficial and of record, unless indicated otherwise based on 80,210,000 shares outstanding as of the date of this Prospectus. The selling stockholders are under no obligation known to the Company to sell any shares of common stock at this time.

(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown

(3)	Assumes the sale of all shares of common stock registered pursuant to this Prospectus.

(4)	Mr. Bradley is a director and the Chief Executive Officer of the Company.

(5)	Mr. Ringstad is a director and the Chief Operating Officer of the Company.

(6)	Mr. Guido is the Chief Financial Officer of the Company.

(7)	Mr. Bonzheim is the Vice President of Sales and Marketing for the Company.

Preferred Stock

No shares of Preferred Stock have been authorized or issued.

Future Sales by Principal Stockholders

A total of 72,150,000 Common shares have been issued to the company officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition, so long as the company is a reporting entity under the Securities Exchange Act of 1934, as amended, and pursuant to the restrictions and requirements listed in Rule 144. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

On April 29, 2014 the company authorized for issue 1,500 having a par value of $.001 per share.

On July 30, 2014, the Company’s articles of incorporation were amended, and the filing became effective in the state of Delaware on November 14, 2014. Pursuant to the amended articles of incorporation, the Company is authorized to issue 250,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

On July 30, 2014 as part of the recapitalization of the share structure of the Company, Allan Bradley and Trond Ringstad were each issued 33,500,000 shares of common stock. As part of the recapitalization, the Company also issued a total of 1,150,000 common shares to Franco Guido.

On July 30, 2014 the Company issued Bill Bonzheim 4,000,000 shares in an purchase agreement to acquire 100% of Silver Stream Seafood LLC. Pursuant to the Stock Transfer and Purchase Agreement between the Company and Silver Stream Seafood, LLC, dated May 15, 2014, if the Company failed to accomplish a public offering or private placement of shares of the Company within 18 months from the closing date, Bill Bonzheim would have had the option to require all Silver Stream shares from Atlantica for a purchase price of $1.00. On January 4, 2015, both parties amended the Stock Transfer and Purchase Agreement to memorialize that it was always the intent of both parties that Silver Stream is to be consolidated into us, that Silver Stream is to be our permanent, wholly-owned subsidiary, that the previous owner of Silver Stream received 4,000,000 of our common shares, and that Silver Stream has waived the Option to Reacquire the Silver Stream shares for the sum of One United States Dollar. In addition, the previous owner of Silver Stream was hired as our Vice President of Sales and Marketing.

There are not currently any conflicts of interest by or among its current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

40

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

The Company’s Articles of Incorporation do not address indemnification against liabilities of our officers and directors. However, pursuant to Delaware General Corporation Law, no director or officer shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Delaware Corporation Law not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

41

FINANCIAL STATEMENTS

The Company’s fiscal year end is June 30. The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm Hartley Moore Accountancy Corporation. The consolidated financial statements of the Company, commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principals generally accepted in the United States and are expressed in US Dollars. The financial information presented is from the period of inception on April 29, 2014 through the fiscal year end June 30, 2014, as well as for the three and six months ended December 31, 2014. In addition, the financial statements of Silver Stream Seafood, LLC have been presented for the fiscal years ended December 31, 2013 and 2012, as well as the three month period ended March 31, 2014.

42

Atlantica Seafoods Company, Inc. and Subsidiary

Consolidated Financial Statements

As of and for the Three and Six Months Ended December 31, 2014 (unaudited) and as of June 30, 2014 and for the Period April 29, 2014 (Inception) Through June 30, 2014

F-1

Atlantica Seafoods Company, Inc.

Index to Consolidated Financial Statements

CONTENTS

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheets as of December 31, 2014 (unaudited) and June 30, 2014	F-4

Consolidated Statements of Operations for the three and six months ended December 31, 2014 (unaudited) and for the period from April 29, 2014 (inception) to June 30, 2014	F-5

Consolidated Statements of Changes in Stockholders’ Equity for the six months ended December 31, 2014 (unaudited), and for the period from April 29, 2014 (inception) to June 30, 2014	F-6

Consolidated Statements of Cash Flows for the six months ended December 31, 2014 (unaudited) and for the period from April 29, 2014 (inception) to June 30, 2014	F-7

Notes to Consolidated Financial Statements	F-8

F-2

• Hartley Moore Accountancy Corporation 17981 Sky Park Circle, Suite H Irvine, CA 92614	5031 S. Ulster St., Suite 420 Denver, CO 80237

Board of Directors and Stockholders

Atlantica Seafoods Company, Inc.

We have audited the accompanying consolidated balance sheet of Atlantica Seafoods Company, Inc., and subsidiary as of June 30, 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period April 29, 2014 (Inception) through June 30, 2014. These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantica Seafoods Company, Inc., and subsidiary as of June 30, 2014, and the results of its operations and its cash flows for the period April 29, 2014 (Inception) through June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the entity had an accumulated deficit, net losses, no significant revenue earned since inception, and a lack of operational history that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation

Irvine, California

January 28, 2015

F-3

ATLANTICA SEAFOODS COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2014	2014
	(unaudited)

ASSETS
Current assets:
Cash	$283	$266
Accounts receivable	2,566	4,145
Total current assets	2,849	4,411

Intangible asset, net of accumulated amortization of $38,832 and $5,547, respectively	427,158	460,443
Deferred offering costs	12,354	—
Total assets	$442,361	$464,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$350	$—
Related party payables	1,151	1,151
Total current liabilities	1,501	1,151
Total liabilities	1,501	1,151

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value, 250,000,000 shares authorized; 80,210,000 and 80,110,000 shares issued and outstanding at December 31, 2014, and June 30, 2014, respectively	8,021	8,011
Additional paid-in-capital	492,791	463,047
Accumulated deficit	(59,952)	(7,355)
Total stockholders’ equity	440,860	463,703
Total liabilities and stockholders’ equity	$442,361	$464,854

See accompanying notes to consolidated financial statements.

F-4

ATLANTICA SEAFOODS COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended December 31, 2014	For the Three Months Ended December 31, 2014	From Inception (April 29, 2014) through June 30, 2014
	(unaudited)	(unaudited)

Commissions	$31,889	$16,790	$4,641

Operating expenses:
Amortization expense	33,285	16,643	5,547
General and administrative	51,201	38,066	6,449
Total operating expenses	84,486	54,709	11,996
Loss from operations	(52,597)	(37,919)	(7,355)

Loss before income taxes	(52,597)	(37,919)	(7,355)
Income taxes	—	—	—

Net loss	$(52,597)	$(37,919)	$(7,355)

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding Basic and diluted	80,138,152	80,166,304	78,339,508

See accompanying notes to consolidated financial statements.

F-5

ATLANTICA SEAFOODS COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGE IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	in Capital	Deficit	Equity
Inception (April 29, 2014)	—	$—	$—	$—	$—
Issuance of common stock to founders	76,110,000	7,611	(7,511)	—	100
Issuance of common stock for acquisition	4,000,000	400	470,558	—	470,958
Net loss	—	—	—	(7,355)	(7,355)
Balance as of June 30, 2014	80,110,000	$8,011	$463,047	$(7,355)	$463,703
Fees paid by founders	—	—	8,000	—	8,000
Estimated fair market value of stock issued for deferred offering costs	20,000	2	12,352	—	12,354
Estimated fair market value of stock issued for services	80,000	8	9,392	—	9,400
Net loss	—	—	—	(52,597)	(52,597)
Balance as of December 31, 2014 (unaudited)	80,210,000	$8,021	$492,791	$(59,952)	$440,860

See accompanying notes to consolidated financial statements.

F-6

ATLANTICA SEAFOODS COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended December 31, 2014	From Inception (April 29, 2014) through June 30, 2014
	(unaudited)

Operating activities:
Net loss	$(52,597)	$(7,355)
Adjustments to reconcile net loss to changes in net in operating activities Amortization expense
Amortization expense	33,285	5,547
Estimated fair market value of stock issued for services	9,400	—
Fees paid by founders	8,000	—
Changes in operating assets and liabilities:
Accounts receivable	1,579	524
Accounts payable	350	—
Related party payables	—	1,151
Net cash provided by (used in) operating activities	17	(133)

Investing activities:
Acquisition of investment in subsidiary, net of cash acquired	—	299
Net cash provided by financing activities	—	299

Financing activities:
Founders’ capital contribution	—	100
Net cash provided by financing activities	—	100

Net increase in cash	$17	$266

Cash at beginning of period	266	—
Cash at end of period	$283	$266

Non-cash investing and financing activities:
Estimated fair market value of stock issued for deferred offering costs	$12,354	$—
Issuance of common stock in acquistion	$—	$470,958

Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying notes to consolidated financial statements.

F-7

ATLANTICA SEAFOODS COMPANY, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2014 AND FOR THE PERIOD APRIL 29, 2014

(DATE OF INCEPTION) THROUGH JUNE 30, 2014

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Atlantica Seafoods Company, Inc. (“Atlantica” or “Company”) was established on April 29, 2014 in the State of Delaware. On May 27, 2014, Atlantica purchased Silver Stream Seafood in an all share transaction for 4,000,000 shares of the Company’s common stock. Silver Stream is a Michigan based Seafood sales and marketing company specializing in the sale of fresh salmon, sole, trout and bass.

The Company is a Seafood Sales and Marketer based out of Seattle, Washington, and currently brokers distribution of seafood for third party distributors in the State of Michigan, through its wholly owned subsidiary. The Company generates revenue through the sale of fresh and frozen fish to retail locations, for which the Company receives a commission on a per pound basis. Upon the distribution of the fish products to the retail customers, the Company is paid a commission by the suppliers for each pound sold.

The Company’s current business plans include continuing to develop and sell its four main products, as well as expanding its product types, adding packaging and distribution and expanding to additional geographic regions in the United States. The Company sources product from around the world but mostly Canada and the United States. The Company’s goal is to source from sustainable suppliers that follow sustainability practices monitored by the Marine Stewardship Council.

The Company has begun its planned principal operations, and accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

On July 30, 2014, the Board of Directors approved an increase in the authorized common stock of the Company to 250,000,000 shares, par value $0.0001.

NOTE 2 – BASIS OF PRESENTATION

The consolidated financial statements are presented in United States dollars (“USD”).

The interim unaudited condensed consolidated financial statements as of December 31, 2014, and for the three and six months ended December 31, 2014 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual consolidated financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended June 30, 2014 here within.

The Company operates in one segment in accordance with accounting guidance Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting. Our Chief Executive Officer has been identified as the chief operating decision maker as defined by FASB ASC Topic 280.

The Accounting Standards Codification (“Codification” or “ASC”) is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).

Description of Business

Fiscal year end

The Company’s fiscal year end is June 30.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of approximately $60,000 and $7,000 at December 31, 2014 and June 30, 2014, respectively, had a net loss of approximately $53,000 and $7,000 for the six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014, respectively, and net cash provided by (used in) operating activities of $17 and $(133) for the six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014, respectively, with no significant revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about our ability to continue as a going concern.

F-8

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable valuation, valuation of acquired intangible assets, common stock valuation, and the recoverability of intangibles.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Atlantica Seafoods Company and its wholly-owned subsidiary, Silver Stream Seafood, LLC from the date of acquisition of May 27, 2014 (collectively referred to as the “Company”). All intercompany transactions have been eliminated during the consolidation process.

Subsidiaries are all entities over which the Company has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Company controls another entity. The Company also assesses existence of control where it does not have more than 50% of the voting power but is able to govern the financial and operating policies by virtue of de-facto control. De-facto control may arise in circumstances where the size of the Company’s voting rights relative to the size and dispersion of holdings of other shareholders give the Company the power to govern the financial and operating policies. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are de-consolidated from the date that control ceases. Inter-company transactions, balances, income and expenses on transactions between companies within the consolidated group are eliminated. Profits and losses resulting from inter-company transactions are also eliminated.

The Company applies the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The Company recognizes any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognized amounts of acquiree’s identifiable net assets. See Note 7 for acquisition made during the reported periods.

F-9

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

The Company is a commission based business and recognizes revenue on brokered product sales at the time when the product is received and accepted by the customer. The Company evaluates the criteria outlined in ASC Topic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Since the Company is not the primary obligor in the transaction, does not take custody of the product, amounts earned are determined based on an amount per pound of fish sold, and the sales price is determined by the customer based on based on market price, revenue is recorded on a net basis.

Third-party distributors pick up the fish products from the suppliers, and deliver the products by truck. Once the seafood products are delivered to retail locations by the third-party distributors and sold, the Company is paid a commission based on an amount per pound of fish sold. While the products are being transported and delivered to the customer and until the products are accepted by the customer, the suppliers bear the risk of loss. If product arrives to the customer and is not accepted, product is returned to the manufacturer/supplier and new product is shipped to the customer. If the product in transit is compromised, the shipment is insured by the producer for full value of the cargo and new product is shipped to the customer replacing the compromised shipment. The Company then recognizes the commission on the new replacement shipment. The Company does not have any formal agreements with the third-party distributors or suppliers. Based on an oral agreement, the suppliers pay the Company commissions based on each pound of fish sold. The suppliers pay the Company on a net seven basis for fresh fish and a net thirty basis for frozen fish, and the Company’s commission is earned upon the receipt and acceptance of the fish products by the customers. The customers are retail locations where the distributors deliver the fish products. There are no requirements of how the relationship with the Company may be terminated in any of our oral agreements with our suppliers or third-party distributors.

Accounts Receivable

The Company records trade receivables when revenue is recognized. When appropriate, the Company will record an allowance for doubtful accounts, which is primarily determined by review of specific trade receivables. Those accounts that are doubtful of collection are included in the allowance. These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts. Trade receivables are charged off when there is certainty as to their being uncollectible. Trade receivables are considered delinquent when payment has not been made within contract terms. At December 31, 2014 and June 30, 2014, the Company had no allowance for doubtful accounts.

Intangible Assets

The Company reviewed leases, financial statements, employment agreements and other significant agreements to identify potential assets or liabilities that require recognition in connection with the application of acquisition accounting under ASC 805. Intangible assets are recognized apart from goodwill when the asset arises from contractual or other legal rights, or are separable from the acquired entity such that they may be sold, transferred, licensed, rented or exchanged either on a standalone basis or in combination with a related contract, asset or liability. As a result, on May 27, 2014, the Company acquired intangible assets of $465,990 (see Note 7).

Long-Lived Assets

The Company’s long-lived assets consisted primarily of intangible assets and are reviewed for impairment in accordance with the guidance of FASB ASC Topic, 360, Property, Plant and Equipment, and FASB ASC Topic 205, Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through December 31, 2014, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that the demand for the Company’s products and services will continue, which could result in an impairment of long-lived assets in the future.

F-10

Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the consolidated statements of operations.

From the date of its inception the Company adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

General and Administrative Expenses

General and administrative expenses consisted of professional service fees, utility expenses, meals, salary and benefit expenses, insurance costs, travel and entertainment expenses, and other general and administrative overhead costs. Expenses are recognized when incurred.

Advertising Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the three and six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates. For the three and six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014, the Company had $21,754, $21,754, and $0, respectively, of equity instruments issued to non-employees for acquiring goods or services.

Stock Based Compensation

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. However, situations may arise in which counter performance may be required over a period of time but the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

F-11

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical Company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our consolidated statements of operations and comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements. For the three and six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014, the Company had no stock based compensation to employees.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2014 and June 30, 2014, the fair value of cash, and accounts receivable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

The following are the major categories of assets and liabilities measured at fair value on December 31, 2014, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2014

Intangible asset	$—	$—	$465,990	$465,990
Total	$—	$—	$465,990	$465,990

F-12

Concentrations, Risks, and Uncertainties

Business Risk

The Company is subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

Seasonality

The Company’s business is subject to substantial seasonal fluctuations. Historically, a significant portion of the Company’s net sales and net earnings have been realized during the period from November through April, and levels of net sales and net earnings have generally been significantly lower during the period from May through October.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in bank and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

The Company had two customers that accounted for 10% or more of total revenue comprising 88.4% of total revenue, on a combined basis for the six months ended December 31, 2014. The Company had one customer that accounted for 10% or more of total revenue comprising 80.5% and 84.3% of total revenue for the three months ended December 31, 2014 and for the period from April 29, 2014 (inception) to June 30, 2014, respectively.

The Company had one customer that accounted for 10% or more of total accounts receivable comprising 96.0% of total accounts receivable as of December 31, 2014. The Company had three customers that accounted for 10% or more of total accounts receivable comprising 98.6% of total revenue, on a combined basis as of June 30, 2014.

Product risk

The Company business has a limited number of products. Any disruption in the distribution cycle could have a material impact to the Company’s results of operations.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2017, and for annual periods and interim periods thereafter. The Company does not expect that the adoption of this ASU to have a material effect on the Company’s financial position, operations, or cash flows.

In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

F-13

In May 2014, the FASB issued ASU 2014-09, which will update Codification topic: Revenue from Contracts with Customers. The principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016, including interim periods therein. Management is currently evaluating the impact ASU 2014-09 will have on our financial position, results of operations and cash flows.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	Estimated Life	December 31, 2014	June 30, 2014
		(unaudited)
Acquired customer list and brokerage agreement (see Note 7)	7 years	465,990	465,990
Accumulated amortization		(38,832)	(5,547)
Total		$427,158	$460,443

For the three and six months ended December 31, 2014, and for the period April 29, 2014 (date of inception) through June 30, 2014, amortization expense was $16,643, $33,285, and $5,547, respectively.

NOTE 5 – stock transactionS

Common Stock

On December 31, 2014, the founders contributed $8,000 to pay auditors fees.

On November 9, 2014, the Company entered into an agreement with an unrelated third party, pursuant to which the Company will be provided with outsourced accounting solutions for 80,000 shares of restricted common stock, valued at $9,400 (based on the estimated fair market value of the services provided on the date of grant). The shares were fully earned and beneficially owned as of the date of this agreement.

On October 1, 2014, the Company entered into an agreement with an unrelated third party, pursuant to which the Company will be provided with outsourced legal services for the preparation of the Company’s S-1 Registration Statement for 20,000 shares of restricted common stock, valued at $2,354 (based on the estimated fair market value of the services on the date of grant) and $20,000 payable as follows: $10,000 upon the start of work on the Company’s S-1 Registration Statement and $10,000 upon effectiveness.

On April 30, 2014, the Company’s board of directors approved 76,110,000 restricted common shares to founders, valued at par value of $0.0001. In addition, the founders contributed $100 to the Company at start-up.

On May 27, 2014 (“Closing”), the Company completed the acquisition of Silver Stream Seafood LLC., a closely-held Michigan corporation (“Silver Stream”). Pursuant to the terms and conditions of the Stock Transfer and Purchase Agreement, the Company issued the sole selling shareholder of Silver Stream 4,000,000 shares of the Company’s common stock, valued at $470,958 using a discounted cash flow calculation which assumes a compound sales growth rate of 37.7% and an average rate of return of 31.1% (see Note 7).

On July 30, 2014 the Company’s articles of incorporation were amended. Pursuant to the amended articles of incorporation, the Company is authorized to issue 250,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

F-14

NOTE 6 – Related Party Transactions

Other than as disclosed in Notes 5, and the related party payables related to for expenses paid on behalf of the Company, the Company has not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest.

NOTE 7 – ACQUISITION

On May 27, 2014 (“Acquisition Date”), the Company completed the acquisition and obtained control of Silver Stream Seafood LLC., a closely-held Michigan corporation (“Silver Stream”) and accounted for the acquisition of a business in accordance with FASB ASC Topic 805, Business Combinations. Pursuant to the terms and conditions of the Stock Transfer and Purchase Agreement, the Company issued the sole selling shareholder of Silver Stream 4,000,000 shares of the Company’s common stock, valued at $1,000,000 based on the future selling price of the Company’s public offering of $0.25 per share. Additionally, if the Company fails to accomplish a public offering or private placement of the shares of the Company within 18 months from the Acquisition Date, the previous owner of Silver Stream shall thereafter have the option to reacquire Silver Stream from the Company, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer, upon 30 days’ written notice to the Company, for the sum of One United States Dollar (“Option to Reacquire”). On January 4, 2015, the Company and the previous owner of Silver Stream amended the Stock Transfer and Purchase Agreement to memorialize that it was always the intent of both parties that Silver Stream is to be consolidated into the Company, that Silver Stream is to be a permanent, wholly-owned subsidiary of Atlantica, that the previous owner of Silver Stream received 4,000,000 common shares of Atlantica, and that Silver Stream has waived the Option to Reacquire the Silver Stream shares for the sum of One United States Dollar. In addition, the previous owner of Silver Stream was hired as an officer of the Company with the title of Vice President of Sales and Marketing.

Due to having no observable market inputs and a limited operating history at the date of the acquisition, the Company determined that the estimated fair value of the acquisition is based on Level 3 fair value measurements and utilized a discounted cash flow valuation model to value the acquisition at approximately $471,000. The transaction was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed and consideration transferred were recorded at their estimated fair value on the acquisition date. Estimated fair value was determined using a discounted cash flow calculation which assumes a compound sales growth rate of 37.7% and an average rate of return of 31.1%. Assets acquired amounted to $470,958, including intangible assets of $465,990, accounts receivable of $4,669, and cash of $299. Silver Stream had no liabilities to assume. The acquisition resulted in the addition of $470,958 to the Company’s equity.

NOTE 8 – INCOME TAXES

At December 31, 2014, the Company has an a net operating loss carry forward for Federal income tax purposes totaling approximately $60,000 which, if not utilized, will expire in the year 2034. The Company has no income tax affect due to recording a full valuation allowance on the expected tax benefits of future loss carry forwards.

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

	For the Six Months Ended December 31, 2014	For the Three Months ended December 31, 2014	From Inception (April 29, 2014) through June 30, 2013
	(unaudited)
Statutory U.S. federal rate	34.0%	34.0%	34.0%
State income tax, net of federal benefit	0.0%	0.0%	0.0%
Permanent differences	(0.2)%	(3.0)%	0.0%
Valuation allowance	(33.8)%	(31.0)%	(34.0)%

Provision for income taxes	0.0%	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31, 2014	June 30, 2014
	(unaudited)
Deferred tax assets:
Net operating loss carry forwards	$14,140	$2,282
Stock based compensation	5,916	—
Valuation allowance	(20,056)	(2,282)

	$—	$—

F-15

NOTE 9 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The total number of potential additional dilutive warrants outstanding for all periods presented was none since the Company had net losses for all periods presented and had no additional potential common shares that have an anti-dilutive effect.

The following table sets forth the computation of basic and diluted net income per share:

	For the Six Months Ended December 31, 2014	For the Three Months Ended December 31, 2014	From Inception (April 29, 2014) through June 30, 2014
	(unaudited)	(unaudited)

Net loss attributable to the common stockholders	$(52,597)	$(37,919)	$(7,355)

Basic weighted average outstanding shares of common stock	80,138,152	80,166,304	78,339,508
Dilutive effect of options and warrants	—	—	—
Diluted weighted average common stock and common stock equivalents	80,138,152	80,166,304	78,339,508

Earnings (loss) per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 28, 2015, which is the date the financial statements were available to be issued.

F-16

Silver Stream Seafood LLC

Financial Statements

As of and for the Three Months Ended March 31, 2014 and 2013, and for Years Ended December 31, 2013 and 2012

43

Silver Stream Seafood LLC

Index to Financial Statements

44

• Hartley Moore Accountancy Corporation 17981 Sky Park Circle, Suite H Irvine, CA 92614 • www.hmcpa.com	5031 S. Ulster St., Suite 420 Denver, CO 80237

Managing Member

Silver Stream Seafood, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Silver Stream Seafood, LLC, which comprise the balance sheet as of December 31, 2012 and 2013, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Stream Seafood, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has no significant revenue earned since inception, and a lack of operational history that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter. 4

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation

Irvine, California

January 28, 2015

45

SILVER STREAM SEAFOOD LLC

BALANCE SHEETS

	March 31,	December 31,
	2014	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,686	$1,326	$1,488
Accounts receivable	3,243	934	601
Total current assets	4,929	2,260	2,089

Total assets	$4,929	$2,260	$2,089

LIABILITIES AND MEMBERS’ UNITS

Commitments and contingencies

Members’ equity
Members’ equity	4,929	2,260	2,089
Total members’ equity	4,929	2,260	2,089
Total liabilities and members’ equity	$4,929	$2,260	$2,089

See accompanying notes to financial statements.

46

SILVER STREAM SEAFOOD LLC

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)

Commissions	$18,194	$8,030	$49,455	$31,879

Operating expenses:
General and administrative	2,591	2,738	11,232	6,930
Total operating expenses	2,591	2,738	11,232	6,930
Income from operations	15,603	5,292	38,223	24,949

Other income	—	—	50	—

Net income	$15,603	$5,292	$38,273	$24,949

See accompanying notes to financial statements.

47

SILVER STREAM SEAFOOD LLC

STATEMENT OF CHANGE IN members’ EQUITY

	Members’ Equity		Total Members’
	Units	Amount	Equity
Balance as of January 1, 2012	5	$3,063	$3,063
Net income	—	24,949	24,949
Distributions	—	(25,923)	(25,923)
Balance as of December 31, 2012	5	$2,089	$2,089
Net income	—	38,273	38,273
Distributions	—	(38,102)	(38,102)
Balance as of December 31, 2013	5	$2,260	$2,260
Net income	—	15,603	15,603
Distributions	—	(12,934)	(12,934)
Balance as of March 31, 2014 (unaudited)	5	$4,929	$4,929

See accompanying notes to financial statements.

48

SILVER STREAM SEAFOOD LLC

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$15,603	$5,292	$38,273	$24,949
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts receivable	(2,309)	601	(333)	2,198
Net cash provided by operating activities	13,294	5,893	37,940	27,147

Cash flows from financing activities:
Distributions	(12,934)	(7,348)	(38,102)	(25,923)
Net cash used in financing activities	(12,934)	(7,348)	(38,102)	(25,923)

Net increase (decrease) in cash and cash equivalents	360	(1,455)	(162)	1,224

Cash and cash equivalents at beginning of period	1,326	1,488	1,488	264
Cash and cash equivalents at end of period	$1,686	$33	$1,326	$1,488

Non-cash investing and financing activities:
None	$—	$—	$—	$—

See accompanying notes to financial statements.

49

SILVER STREAM SEAFOOD LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED

DECEMBER 31, 2013 AND 2012

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Silver Stream Seafood LLC (“Silver Stream” or “Company”) was established on August 9, 2011 in the State of Michigan.

The Company is a Seafood Sales and Marketer based out of Grandville, Michigan, and currently distributes to its customers in the State of Michigan. On May 27, 2014, Atlantica Seafoods Company, Inc. purchased Silver Stream in an all share transaction for 4,000,000 shares of the Company’s common stock. Silver Stream is a Michigan based Seafood sales and Marketing Company specializing in the sale of fresh salmon, sole, trout and bass.

The Company’s current business plans include continuing to develop and sell its four main products, as well as expanding its product types, packaging and distribution to additional geographic regions in the United States. The Company sources product from around the world but mostly Canada and the United States. The Company’s goal is to source from sustainable suppliers that follow sustainability practices monitor by the Marine Stewardship Council.

The Company has begun its planned principal operations, and accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2 – BASIS OF PRESENTATION

The financial statements are presented in United States dollars (“USD”).

The interim unaudited condensed financial statements as of March 31, 2014, and for the three months ended March 31, 2014 and 2013 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the years ended December 31, 2013 and 2012 included here within.

The Company operates in one segment in accordance with accounting guidance Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting. Our Chief Executive Officer has been identified as the chief operating decision maker as defined by FASB ASC Topic 280.

Description of Business

Fiscal year end

The Company’s fiscal year end is December 31.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had no significant revenue earned since inception, and a lack of operational history. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

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SILVER STREAM SEAFOOD LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED

DECEMBER 31, 2013 AND 2012

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

The Company is a commission based business and recognizes revenue on product sales at the time when the product is shipped. The Company evaluates the criteria outlined in ASC Topic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Since the Company is not the primary obligor in the transaction and amounts earned are determined based on an amount per pound of fish sold, revenue is recorded on a net basis.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000.

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SILVER STREAM SEAFOOD LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED

DECEMBER 31, 2013 AND 2012

Accounts Receivable

The Company records trade receivables when revenue is recognized. When appropriate, the Company will record an allowance for doubtful accounts, which is primarily determined by review of specific trade receivables. Those accounts that are doubtful of collection are included in the allowance. These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts. Trade receivables are charged off when there is certainty as to their being uncollectible. Trade receivables are considered delinquent when payment has not been made within contract terms. At March 2014, and December 31, 2013 and 2012, the Company had no allowance for doubtful accounts.

Related Parties

Parties are considered related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Income Taxes

The Company’s operations are taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying financial statements.

Advertising Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the three months ended March 31, 2014 and 2013, and for the years ended December 31, 2013 and 2012.

Distributions

From time to time, the Company may make distributions of cash or property to members. The Company had distributions of $12,934, $7,348, $38,102, and $25,923 for the three months ended March 31, 2014 and 2013, and for the years ended December 31, 2013 and 2012, respectively.

Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2014 and 2013, and December 31, 2013 and 2012, the fair value of cash and accounts receivable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

FASB ASC Topic 825 “Financial Instruments,” requires disclosure about fair value of financial instruments.

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SILVER STREAM SEAFOOD LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED

DECEMBER 31, 2013 AND 2012

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Concentrations, Risks, and Uncertainties

Business Risk

The Company is subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in bank and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

The Company had three customers that accounted for 10% or more of total revenue comprising 41.3% of total revenue for the three months ended March 31, 2014. The Company had one customer that accounted for 10% or more of total revenue comprising 84.3% and 89.6% of total revenue for the years ended December 31, 2013 and 2012, respectively.

Product risk

The Company business has a limited number of products. Any disruption in the distribution cycle could have a material impact to the Company’s results of operations.

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SILVER STREAM SEAFOOD LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED

DECEMBER 31, 2013 AND 2012

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company does not expect that the adoption of this ASU to have a material effect on the Company’s financial position, operations, or cash flows.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

In May 2014, the Financial Accounting Standards Board issued ASU 2014-09, which will update Codification topic: Revenue from Contracts with Customers. The principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after Dec. 15, 2016, including interim periods therein. Management is currently evaluating the impact ASU 2014-09 will have on our financial position, results of operations and cash flows.

NOTE 4 – Related Party Transactions

The Company has not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Legal

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

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SILVER STREAM SEAFOOD LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED

DECEMBER 31, 2013 AND 2012

NOTE 6 – SUBSEQUENT EVENTS

The Company follows the guidance in ASC Topic 855. Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

On May 15, 2014 (“Acquisition Date”), the Company was acquired control obtained by Atlantica Seafoods Company, Inc. a Delaware corporation (“Atlantica”). Pursuant to the terms and conditions of the Stock Transfer and Purchase Agreement, the Atlantica paid the sole selling shareholder of Silver Stream 4,000,000 shares of Atlantica’s common stock, valued at $1,000,000 based on the future selling price of the Company’s public offering of $0.25 per share. Additionally, if Atlantica fails to accomplish a public offering or private placement of the shares of Atlantica within 18 months from the Acquisition Date, the previous owner of the Company shall thereafter have the option to reacquire the Company from Atlantica, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer, upon 30 days’ written notice to Atlantica, for the sum of One United States Dollar (“Option to Reacquire”). On January 4, 2015, the previous owner of the Company and Atlantica amended the Stock Transfer and Purchase Agreement to memorialize that it was always the intent of both parties that Silver Stream is to be consolidated into Atlantica, that Silver Stream is to be a permanent, wholly-owned subsidiary of Atlantica, that the previous owner of the Company received 4,000,000 common shares of Atlantica, and that the Company has waived the Option to Reacquire the Company’s shares for the sum of One United States Dollar. In addition, the Company’s previous owner was hired as an officer of Atlantica with the title of Vice President of Sales and Marketing.

The Company has evaluated subsequent events through January 28, 2015, which is the date the financial statements were available to be issued.

Dealer Prospectus Delivery Obligation

“Until the date that is 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution, all of which the Company will pay, are as follows:

SEC Fee	$435.75
Legal and Professional Fees	$20,000.00
Accounting and auditing	$30,000.00
EDGAR Fees	$1,000.00
Transfer Agent fees	$500.00
Misc and Bank Charges	$0.00

TOTAL	$51,935.75.00

Item 14. Indemnification of directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

The Company’s Articles of Incorporation do not address indemnification against liabilities of our officers and directors. However, pursuant to Delaware General Corporation Law, no director or officer shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Delaware Corporation Law not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 30, 2014 the Company’s articles of incorporation were amended. Pursuant to the amended articles of incorporation, the Company is authorized to issue 250,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

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On May 27, 2014 (“Closing”), the Company completed the acquisition of Silver Stream Seafood LLC., a closely-held Michigan corporation (“Silver Stream”). Pursuant to the terms and conditions of the Stock Transfer and Purchase Agreement, the Company paid the sole selling shareholder of Silver Stream 4,000,000 shares of the Company’s common stock, valued at approximately $470,000 using a discounted cash flow calculation which assumes a compound sales growth rate of 37.7% and an average rate of return of 31.1% (see Note 7).

On April 30, 2014, the Company’s board of directors approved 76,110,000 restricted common shares to founder’s, valued at $7,611 (based on the par value on the date of grant). The founder’s shares will be issued upon the Company amending its Articles of Incorporation, which took place on June 30, 2014, and was deemed effective with the state of Delaware on November 14, 2014.

All of the above listed issuances, which include all issuances since inception, were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act of 1933, and the securities bear a restrictive legend. The Company believes that the issuances constitute incidental issuances not related or pursuant to a combined plan or offering. The sales and issuances were made to people who were known to the company, who knew the company well, and who were aware of the operations of the Company.

16. Exhibits.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1.1*	Initial Articles of Incorporation April 2014
3.1.2*	Amended Articles of Incorporation July 2014
3.2*	Bylaws
5.1	Opinion of Kenneth Bart, Bart and Associates LLC
10.1*	Form of Subscription Agreement to be used with Registration Statement
10.2*	Stock Transfer and Purchase Agreement with Silver Stream Seafood, LLC
10.3*	Amendment to Stock Transfer and Purchase Agreement with Silver Stream Seafood, LLC
23.1	Consent of Hartley Moore Accountancy Corporation for use of its Audited report
23.2	Consent of Hartley Moore Accountancy Corporation for use of its Audited report
23.3	Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)
99.2**	Atlantica Seafoods Company, Inc. Proforma Financial Statement (Revised)

* Filed with S-1 Registration Statement on January 29, 2015 and incorporated herein.

** Filed with Amendment Number 1 to S-1 Registration Statement on April 23, 2015 and incorporated herein.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that ina primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant wil be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424, (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used to referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the iundersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date of Filing of Registration Statement Becoming Effective Upon Filing. Include the following if acceleration is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462(e) or (f) under the Securities Act, or if the registration statement is filed on Form S-8, and: (1) Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) The benefits of such indemnification are not waived by such persons: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, Washington on May 21, 2015.

Atlantica Seafoods Company, Inc.

By:	/s/ Allan Bradley
Allan Bradley, Chief Executive Officer

By:	/s/ Trond Ringstad
Trond Ringstad, Chief Operating Officer

By:	/s/ Franco Guido
Franco Guido, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Allan Bradley	Chief Executive Officer and Director	May 21 , 2015
Allan Bradley	Title	Date

/s/ Trond Ringstad	Chief Operating Officer and Director	May 21 , 2015
Trond Ringstad	Title	Date

/s/ Franco Guido	Chief Financial Officer, Principal	May 21 , 2015
Franco Guido	Financial Officer, Principal Accounting Officer Title	Date

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